Independent Auditors' Consent



Oppenheimer Global Fund:

We consent to the incorporation by reference in this registration statement on Form N-14 of our report dated October 21, 1996, appearing in the Annual Report of Oppenheimer Global Fund, our report dated October 21, 1996, appearing in the Annual Report of Global Emerging Growth Fund and to the reference to our Firm under the headings "Tax Consequences of the Reorganization" and "Tax Aspects of the Reorganization" in the registration statement.


/s/ KPMG Peat Mawick LLP
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KPMG PEAT MARWICK LLP


Denver, Colorado
March 14, 1997